Exhibit 10.28

Notice of Award

RESEARCH Department of Health and Human Services National Institutes of Health NATIONAL INSTITUTE ON AGING	Federal Award Date: 08/28/2020

Grant Number: 3R01AG058660-03S2

FAIN: R01AG058660

Principal Investigator(s):

SUSAN M CATALANO, PHD

Project Title: A Randomized, Double-blind, Placebo-Controlled, Parallel-Group, Phase II Study to Evaluate the Safety and Efficacy of CT1812 in Subjects with Mild to Moderate Alzheimer's Disease

Dr. Susan Catalano

Cognition Therapeutics, Inc.

2403 Sidney Street

Suite 261

Pittsburgh, PA 15302

Award e-mailed to: scatalano@cogrx.com

Period Of Performance:

Budget Period: 09/01/2020 - 05/31/2021

Project Period: 09/15/2018 - 05/31/2021

Dear Business Official:

The National Institutes of Health hereby awards a grant in the amount of $278,623 (see “Award Calculation” in Section I and “Terms and Conditions” in Section III) to COGNITION THERAPEUTICS, INC. in support of the above referenced project. This award is pursuant to the authority of 42 USC 241 42 CFR 52 and is subject to the requirements of this statute and regulation and of other referenced, incorporated or attached terms and conditions.

Acceptance of this award including the “Terms and Conditions” is acknowledged by the grantee when funds are drawn down or otherwise obtained from the grant payment system.

Each publication, press release, or other document about research supported by an NIH award must include an acknowledgment of NIH award support and a disclaimer such as “Research reported in this publication was supported by the National Institute On Aging of the National Institutes of Health under Award Number R01AG058660. The content is solely the responsibility of the authors and does not necessarily represent the official views of the National Institutes of Health.” Prior to issuing a press release concerning the outcome of this research, please notify the NIH awarding IC in advance to allow for coordination.

Award recipients must promote objectivity in research by establishing standards that provide a reasonable expectation that the design, conduct and reporting of research funded under NIH awards will be free from bias resulting from an Investigator's Financial Conflict of Interest (FCOI), in accordance with the 2011 revised regulation at 42 CFR Part 50 Subpart F. The Institution shall submit all FCOI reports to the NIH through the eRA Commons FCOI Module. The regulation does not apply to Phase I Small Business Innovative Research (SBIR) and Small Business Technology Transfer (STTR) awards. Consult the NIH website http://grants.nih.gov/grants/policy/coi/ for a link to the regulation and additional important information.

If you have any questions about this award, please contact the individual(s) referenced in Section IV.

Sincerely yours,

Jessica Perez

Grants Management Officer
NATIONAL INSTITUTE ON AGING

Additional information follows

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SECTION I - AWARD DATA - 3R01AG058660-03S2

Award Calculation (U.S. Dollars)

Federal Direct Costs	$214,325
Federal F&A Costs	$64,298
Approved Budget	$278,623
Total Amount of Federal Funds Obligated (Federal Share)	$278,623
TOTAL FEDERAL AWARD AMOUNT	$278,623

AMOUNT OF THIS ACTION (FEDERAL SHARE)	$278,623

SUMMARY TOTAL FEDERAL AWARD AMOUNT YEAR (3)
GRANT NUMBER	TOTAL FEDERAL AWARD AMOUNT
3R01AG058660-03S2	$278,623
5R01AG058660-03	$5,774,586
TOTAL	$6,053,209

SUMMARY TOTALS FOR ALL YEARS
YR	THIS AWARD	CUMULATIVE TOTALS
3	$278,623	$6,053,209

Fiscal Information:

CFDA Name:	Aging Research
CFDA Number:	93.866
EIN:	1134365359A1
Document Number:	RAG058660A
PMS Account Type:	P (Subaccount)
Fiscal Year:	2020

IC	CAN	2020
AG	8033159	$278,623

NIH Administrative Data:
PCC: 3CCCTLR / OC: 41023 / Released: PEREZJ 08/25/2020
Award Processed: 08/28/2020 12:18:20 AM

SECTION II - PAYMENT/HOTLINE INFORMATION - 3R01AG058660-03S2

For payment and HHS Office of Inspector General Hotline information, see the NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm

SECTION III - TERMS AND CONDITIONS - 3R01AG058660-03S2

This award is based on the application submitted to, and as approved by, NIH on the above-titled project and is subject to the terms and conditions incorporated either directly or by reference in the following:

a.	The grant program legislation and program regulation cited in this Notice of Award.
b.	Conditions on activities and expenditure of funds in other statutory requirements, such as those included in appropriations acts.
c.	45 CFR Part 75.
d.	National Policy Requirements and all other requirements described in the NIH Grants Policy Statement, including addenda in effect as of the beginning date of the budget period.
e.	Federal Award Performance Goals: As required by the periodic report in the RPPR or in the final progress report when applicable.
f.	This award notice, INCLUDING THE TERMS AND CONDITIONS CITED BELOW.

(See NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm for certain references cited above.)

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Research and Development (R&D): All awards issued by the National Institutes of Health (NIH) meet the definition of “Research and Development” at 45 CFR Part § 75.2. As such, auditees should identify NIH awards as part of the R&D cluster on the Schedule of Expenditures of Federal Awards (SEFA). The auditor should test NIH awards for compliance as instructed in Part V, Clusters of Programs. NIH recognizes that some awards may have another classification for purposes of indirect costs. The auditor is not required to report the disconnect (i.e., the award is classified as R&D for Federal Audit Requirement purposes but non-research for indirect cost rate purposes), unless the auditee is charging indirect costs at a rate other than the rate(s) specified in the award document(s).

An unobligated balance may be carried over into the next budget period without Grants Management Officer prior approval.

This award is subject to the requirements of 2 CFR Part 25 for institutions to receive a Dun & Bradstreet Universal Numbering System (DUNS) number and maintain an active registration in the System for Award Management (SAM). Should a consortium/subaward be issued under this award, a DUNS requirement must be included. See http://grants.nih.gov/grants/policy/awardconditions.htm for the full NIH award term implementing this requirement and other additional information.

This award has been assigned the Federal Award Identification Number (FAIN) R01AG058660. Recipients must document the assigned FAIN on each consortium/subaward issued under this award.

Based on the project period start date of this project, this award is likely subject to the Transparency Act subaward and executive compensation reporting requirement of 2 CFR Part 170. There are conditions that may exclude this award; see http://grants.nih.gov/grants/policy/awardconditions.htm for additional award applicability information.

In accordance with P.L. 110-161, compliance with the NIH Public Access Policy is now mandatory. For more information, see NOT-OD-08-033 and the Public Access website: http://publicaccess.nih.gov/.

This award represents the final year of the competitive segment for this grant. See the NIH Grants Policy Statement Section 8.6 Closeout for complete closeout requirements at: http://grants.nih.gov/grants/policy/policy.htm#gps.

A final expenditure Federal Financial Report (FFR) (SF 425) must be submitted through the eRA Commons (Commons) within 120 days of the period of performance end date; see the NIH Grants Policy Statement Section 8.6.1 Financial Reports, http://grants.nih.gov/grants/policy/policy.htm#gps, for additional information on this submission requirement. The final FFR must indicate the exact balance of unobligated funds and may not reflect any unliquidated obligations. There must be no discrepancies between the final FFR expenditure data and the Payment Management System's (PMS) quarterly cash transaction data. A final quarterly federal cash transaction report is not required for awards in PMS B subaccounts (i.e., awards to foreign entities and to Federal agencies). NIH will close the awards using the last recorded cash drawdown level in PMS for awards that do not require a final FFR on expenditures or quarterly federal cash transaction reporting. It is important to note that for financial closeout, if a grantee fails to submit a required final expenditure FFR, NIH will close the grant using the last recorded cash drawdown level. If the grantee submits a final expenditure FFR but does not reconcile any discrepancies between expenditures reported on the final expenditure FFR and the last cash report to PMS, NIH will close the award at the lower amount. This could be considered a debt or result in disallowed costs.

A Final Invention Statement and Certification form (HHS 568), (not applicable to training, construction, conference or cancer education grants) must be submitted within 120 days of the expiration date. The HHS 568 form may be downloaded at: http://grants.nih.gov/grants/forms.htm. This paragraph does not apply to Training grants, Fellowships, and certain other programs—i.e., activity codes C06, D42, D43, D71, DP7, G07, G08, G11, K12, K16, K30, P09, P40, P41, P51, R13, R25, R28, R30, R90, RL5, RL9, S10, S14, S15, U13, U14, U41, U42, U45, UC6, UC7, UR2, X01, X02.

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Unless an application for competitive renewal is submitted, a Final Research Performance Progress Report (Final RPPR) must also be submitted within 120 days of the period of performance end date. If a competitive renewal application is submitted prior to that date, then an Interim RPPR must be submitted by that date as well. Instructions for preparing an Interim or Final RPPR are at: https://grants.nih.gov/grants/rppr/rppr instruction guide.pdf. Any other specific requirements set forth in the terms and conditions of the award must also be addressed in the Interim or Final RPPR. Note that data reported within Section I of the Interim and Final RPPR forms will be made public and should be written for a lay person audience.

NIH strongly encourages electronic submission of the final invention statement through the Closeout feature in the Commons, but will accept an email or hard copy submission as indicated below.

Email: The final invention statement may be e-mailed as PDF attachments to: NIHCloseoutCenter@mail.nih.gov.

Hard copy: Paper submissions of the final invention statement may be faxed to the NIH Division of Central Grants Processing, Grants Closeout Center, at 301-480-2304, or mailed to:

National Institutes of Health

Office of Extramural Research Division of Central Grants Processing

Grants Closeout Center 6705 Rockledge Drive Suite 5016, MSC 7986

Bethesda, MD 20892-7986 (for regular or U.S. Postal Service Express mail)

Bethesda, MD 20817 (for other courier/express deliveries only)

NOTE: If this is the final year of a competitive segment due to the transfer of the grant to another institution, then a Final RPPR is not required. However, a final expenditure FFR is required and should be submitted electronically as noted above. If not already submitted, the Final Invention Statement is required and should be sent directly to the assigned Grants Management Specialist.

In accordance with the regulatory requirements provided at 45 CFR 75.113 and Appendix XII to 45 CFR Part 75, recipients that have currently active Federal grants, cooperative agreements, and procurement contracts with cumulative total value greater than $10,000,000 must report and maintain information in the System for Award Management (SAM) about civil, criminal, and administrative proceedings in connection with the award or performance of a Federal award that reached final disposition within the most recent five-year period. The recipient must also make semiannual disclosures regarding such proceedings. Proceedings information will be made publicly available in the designated integrity and performance system (currently the Federal Awardee Performance and Integrity Information System (FAPIIS)). Full reporting requirements and procedures are found in Appendix XII to 45 CFR Part 75. This term does not apply to NIH fellowships.

Treatment of Program Income:

Additional Costs

SECTION IV - AG Special Terms and Conditions - 3R01AG058660-03S2

Clinical Trial Indicator: No

This award does not support any NIH-defined Clinical Trials. See the NIH Grants Policy Statement Section 1.2 for NIH definition of Clinical Trial.

Funding for this award has been provided by Alzheimer's Disease Initiative funds.

Includes an administrative increase of $278,623 in accordance with the e-Application submitted on 05/22/2020.

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STAFF CONTACTS

The Grants Management Specialist is responsible for the negotiation, award and administration of this project and for interpretation of Grants Administration policies and provisions. The Program Official is responsible for the scientific, programmatic and technical aspects of this project. These individuals work together in overall project administration. Prior approval requests (signed by an Authorized Organizational Representative) should be submitted in writing to the Grants Management Specialist. Requests may be made via e-mail.

Grants Management Specialist: Jennifer Edwards

Email: edwardsj@mail.nih.gov Phone: 301-827-6689

Program Official: Laurie M. Ryan

Email: ryanl@nia.nih.gov Phone: 301.496.9350 Fax: 301-496-1494

SPREADSHEET SUMMARY
GRANT NUMBER: 3R01AG058660-03S2

INSTITUTION: COGNITION THERAPEUTICS, INC.

Facilities and Administrative Costs	Year 3
F&A Cost Rate 1	30%
F&A Cost Base 1	$214,325
F&A Costs 1	$64,298

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